Exhibit 1




                    -----------------------------------------

                        OPTICARE EYE HEALTH CENTERS, INC.

                                WARRANT AGREEMENT

                                October 15, 1997

                    -----------------------------------------

                                TABLE OF CONTENTS


SECTION 1......................................................................1


AUTHORIZATION AND SALE OF THE WARRANTS.........................................1
   1.1   AUTHORIZATION.........................................................1
   1.2   SALE OF THE WARRANTS..................................................2
   1.3   RESTRICTIONS ON TRANSFER..............................................2
   1.4   RESTRICTIONS ON CASHLESS EXERCISE.....................................2
   1.5   EARLY TERMINATION OF CERTAIN WARRANTS.................................2

SECTION 2......................................................................2

CLOSING DATE: DELIVERY.........................................................2
   2.1   CLOSING...............................................................2
   2.2   DELIVERY..............................................................2

SECTION 3......................................................................3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY..................................3
   3.1   CERTIFICATE OF INCORPORATION AND BYLAWS...............................3
   3.2   CORPORATE POWER.......................................................3
   3.3   AUTHORIZATION.........................................................3
   3.4   SECURITIES ACT........................................................3

SECTION 4......................................................................4

REPRESENTATIONS AND WARRANTIES OF THE WARRANT RECIPIENTS.......................4
   4.1   EXPERIENCE............................................................4
   4.2   INVESTMENT............................................................4
   4.3   RULE 144..............................................................4
   4.4   NO PUBLIC MARKET......................................................4
   4.5   ACCESS TO DATA........................................................4
   4.6   AUTHORIZATION.........................................................5
   4.7   INVESTOR QUALIFICATION................................................5

SECTION 5......................................................................5

CONDITIONS TO CLOSING..........................................................5
   5.1   REPRESENTATIONS AND WARRANTIES........................................5
   5.2   BLUE SKY LAW..........................................................5
   5.3   NO LITIGATION.........................................................5
   5.4   STOCKHOLDERS AGREEMENT................................................5
   5.5   STOCK PURCHASE AGREEMENT..............................................5
   5.6   ACKNOWLEDGMENT OF RECEIPT OF CONSIDERATION............................6

SECTION 6......................................................................6

GENERAL PROVISIONS.............................................................6
   6.1   GOVERNING LAW.........................................................6

   6.2   SUCCESSORS AND ASSIGNS; THIRD PARTY BENEFICIARIES.....................6
   6.3   ENTIRE AGREEMENT; AMENDMENT AND WAIVER................................6
   6.4   SURVIVAL..............................................................6
   6.5   NOTICES, ETC..........................................................6
   6.6   DELAYS OR OMISSIONS...................................................6
   6.7   REFERENCES............................................................7
   6.8   SEVERABILITY..........................................................7
   6.9   PRONOUNS..............................................................7
   6.10  COUNTERPARTS..........................................................7
   6.11  REMEDIES..............................................................7
   6.12  CERTAIN DEFINITIONS...................................................7

SECTION 7......................................................................7

TERMINATION....................................................................7
   7.1   TERMINATION...........................................................7
   7.2   EFFECT OF TERMINATION.................................................7

SCHEDULE A.....................................................................9
----------

EXHIBIT A - Form of Warrants
---------
EXHIBIT B - Form of Certificate of Incorporation
---------

                        OPTICARE EYE HEALTH CENTERS, INC.

                                WARRANT AGREEMENT

         This agreement (this "Agreement") is made as of October 15, 1997, among OPTICARE EYE HEALTH CENTERS, INC., a Connecticut corporation (the "Company"), OXFORD HEALTH PLANS, INC. ("Oxford"), ANTHEM HEALTH PLANS, INC., a Connecticut corporation doing business as Anthem Blue Cross and Blue Shield of Connecticut and successor by merger to Blue Cross & Blue Shield of Connecticut, Inc. (hereinafter "BCBS"), FRED NAZEM ("Nazem"), RICHARD RACINE and PHILIP BARAK. Nazem and Messrs. Racine and Barak are herein collectively referred to as the "Nazem Group" and Oxford, BCBS and the Nazem Group are herein collectively referred to as the "Warrant Recipients."

         WHEREAS, in order to induce Oxford to enter into that certain Stock Purchase Agreement of even date herewith among the Company, Oxford and others (the "Stock Purchase Agreement"), the Company has agreed to issue to Oxford warrants in the form of Exhibit A hereto ("Warrants") to purchase shares of Class B Convertible Preferred Stock, par value $.01 per share ("Class B Preferred Stock"); and

         WHEREAS, in order to induce BCBS to authorize the Company to enter into the Stock Purchase Agreement and to take certain other actions in connection therewith which affect the rights of BCBS as a stockholder of the Company, the Company has agreed to issue Warrants to BCBS; and

         WHEREAS, in partial consideration of Fred Nazem's agreement to provide certain management consulting services to the Company commencing as of the closing of the transactions contemplated by the Stock Purchase Agreement, pursuant to a Consulting Services Agreement to be dated as of the date hereof, by and between the Company and Nazem, the Company has agreed to issue Warrants to Nazem (certain of which, at Mr. Nazem's direction, will be issued directly to other members of the Nazem Group).

         NOW, THEREFORE, the parties hereto agree as follows:


                                    SECTION 1

                     AUTHORIZATION AND SALE OF THE WARRANTS
                     --------------------------------------

         1.1 AUTHORIZATION. The Company will have authorized before the Closing (as defined in Section 2.1) the issuance hereunder of Warrants to purchase 61,022 shares of Class B Preferred Stock (the "Class B Shares"), with the Class B Shares having the rights, preferences, privileges, and restrictions set forth in the Company's Certificate of Amendment which shall be substantially in the form attached as Exhibit B hereto (the "Certificate of Amendment") and filed with the Secretary of the State of the State of Connecticut.

         1.2 SALE OF THE WARRANTS. At the Closing, and subject to the terms and conditions hereof, the Company shall issue to each Warrant Recipient Warrants to purchase the number of Class B Shares specified opposite such Warrant Recipient's name on Schedule A.

         1.3 RESTRICTIONS ON TRANSFER. The Warrants shall not be transferable except, in the case of the individual members of the Nazem Group, by will or by the laws of descent. The transfer of the shares of Class B Preferred Stock issuable upon exercise of all or any portion of the Warrants and the shares of Common Stock issuable upon conversion of the Class B Preferred Stock will be subject to restriction pursuant to the Amended and Restated Stockholders' Agreement (as defined in the Stock Purchase Agreement).

         1.4 RESTRICTIONS ON CASHLESS EXERCISE. Anything to the contrary in the Warrants notwithstanding, the provisions of Section 3(c) of the Warrants (a) shall not be applicable to Oxford or BCBS and (b) shall not be available to any member of the Nazem Group until the earlier of (i) the moment prior to the occurrence of an initial public offering by the Company, a sale of all or substantially all of the assets of the Company or a merger which causes the former stockholders of the Company to own a minority interest in the surviving company (or an affiliated company) and (ii) the date (not earlier than 42 months from the date hereof) which is six months after Mr. Nazem has requested that the Company make an initial public offering.

         1.5 EARLY TERMINATION OF CERTAIN WARRANTS. Anything to the contrary in Section 1 of the Warrants notwithstanding, the Warrants issued to the members of the Nazem Group shall automatically terminate and become void in the event that Mr. Nazem (a) without the consent of the Company's Board of Directors, which consent will not be unreasonably withheld, sells any Class B Shares that were acquired upon the exercise of any Warrants or any shares of Common Stock (as defined below) acquired upon conversion of such Class B Shares, or (b) resigns his position as a director of the Company or ceases to be a director of the Company due to a removal for cause.


                                    SECTION 2

                             CLOSING DATE: DELIVERY
                             ----------------------

         2.1 CLOSING. The closing of the issuance of the Warrants hereunder (the "Closing") shall take place at the offices of Finn Dixon & Herling LLP at One Landmark Square, Stamford, Connecticut, at 10:00 a.m. on October 15, 1997, or at such other place and time upon which the Company and the Warrant
Recipients  shall  agree.  The date of Closing is  referred  to as the  "Closing
Date."

         2.2 DELIVERY. At the Closing, the Company shall deliver to each Warrant Recipient Warrants to purchase the number of Class B Shares set forth opposite such Warrant Recipient's name on Schedule A, which shall be delivered against delivery of certificates executed by such Warrant Recipient acknowledging receipt of the consideration described in the WHEREAS clauses hereof.

                                    SECTION 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                  ---------------------------------------------

         The Company hereby reiterates to the Warrant Recipients the representations and warranties that are made by the Company in the Stock Purchase Agreement, which are incorporated herein by reference for the benefit of the Warrant Recipients. In addition, the Company hereby represents and warrants to each Warrant Recipient that:

         3.1 CERTIFICATE OF INCORPORATION AND BYLAWS. The Company has delivered to the Warrant Recipients true, correct, and complete copies of (a) the Company's Certificate of Incorporation, as amended through the date hereof (excluding the amendments to be effected pursuant to the filing of the Certificate of Amendment), and the Company's bylaws, as amended through the date hereof, (b) OptiCare P.C.'s certificate of incorporation, as amended through the date hereof, and OptiCare P.C.'s bylaws, as amended through the date hereof, and
(c) the certificate of incorporation and bylaws of OptiCare Eye Health Network, Inc., each as amended through the date hereof.

         3.2 CORPORATE POWER. Subject to the filing of the Certificate of Amendment with the Secretary of the State of the State of Connecticut, the Company has all requisite legal and corporate power and authority to execute and deliver this Agreement, to issue the Warrants hereunder, to issue the Class B Shares upon exercise of the Warrants, to issue the Company's common stock, par value $.01 per share ("Common Stock") issuable upon the conversion of the Class B Shares, and to carry out and perform its obligations under the terms of this Agreement

         3.3      AUTHORIZATION.  All  corporate  action  on  the  part  of  the
Company, its officers, directors, and its stockholders necessary for the authorization, execution, delivery, and performance of this Agreement by the Company, the authorization, sale, issuance and delivery of the Warrants, the Class B Shares and the Common Stock that is issuable upon conversion of the Class B Shares (the "Conversion Stock") and the performance of all of the Company's obligations hereunder and thereunder have been taken or will be taken prior to the Closing. This Agreement constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its respective terms, subject to (i) laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief, or other equitable remedies. The Class B Shares, when issued in accordance with this Agreement and the Conversion Shares, when issued upon the conversion of the Class B Shares, will be duly and validly issued, fully paid, and nonassessable, and will have the rights, preferences, privileges, and restrictions as set forth in the Certificate of Incorporation. The Class B Shares and the Conversion Stock, when issued, will be free of any liens, claims, encumbrances or restrictions on transfer, except as specifically set forth in the Certificate of Incorporation, this Agreement, the Warrants and the Amended and Restated Stockholders Agreement. The Class B Shares and the Conversion Stock are not subject to any preemptive rights or rights of first refusal, except as set forth in the Warrants and such Amended and Restated Stockholders Agreement.

         3.4      SECURITIES  ACT.  Subject  to  the  accuracy  of  the  Warrant
Recipients' representations in Section 4, the issuance of the Warrants in conformity with the terms of this Agreement constitute transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "Securities Act").

                                    SECTION 4

            REPRESENTATIONS AND WARRANTIES OF THE WARRANT RECIPIENTS
            --------------------------------------------------------

         Each Warrant Recipient hereby severally (and not jointly) represents and warrants to the Company with respect to the issuance of the Warrants and purchase of the Class B Shares thereunder as follows:

         4.1 EXPERIENCE. Such Warrant Recipient has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that such Warrant Recipient is capable of evaluating the merits and risks of such Warrant Recipient's investment in the Company and has the capacity to protect such Warrant Recipient's own interests. Such Warrant Recipient represents and warrants to the Company that it is aware that an investment in the Company involves substantial risk and that its financial condition and investments are such that it is in a financial position to hold the Warrants, the Class B Shares and the Conversion Stock for an indefinite period of time and to bear the economic risk of and withstand a complete loss of such investment.

         4.2 INVESTMENT. Such Warrant Recipient is acquiring the Warrants for investment for such Warrant Recipient's own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. Such Warrant Recipient understands that the Warrants, the Class B Shares and the Conversion Stock have not been, and will not be, registered under the Securities Act or the securities laws of any state by reason of exemptions from the registration provisions of the Securities Act and such laws which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of such Warrant Recipient's representations as expressed herein.

         4.3 RULE 144. Such Warrant Recipient acknowledges that the Warrants, the Class B Shares and the Conversion Stock must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. Such Warrant Recipient is aware of the provisions of Rule 144 promulgated under the Securities Act which permit the limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, (i) the existence of a public market for the securities, (ii) the availability of certain current public information about the Company, (iii) the resale occurring not less than a certain period of time after a party (who is not an "affiliate") has purchased and fully paid for the securities to be sold, (iv) the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" (as provided by Rule 144(f)) and (v) the number of securities being sold during any three-month period not exceeding specified limitations.

         4.4 NO PUBLIC MARKET. Such Warrant Recipient understands that no public market now exists for any of the securities issued by the Company and that there is no assurance that a public market will ever exist for the Warrants, the Class B Shares or the Conversion Stock.

         4.5 ACCESS TO DATA. Such Warrant Recipient has had an opportunity to discuss the business, management, and financial affairs of the Company, OptiCare, P.C. and OptiCare Eye Health Network, Inc. (collectively, the "OptiCare Group") with the OptiCare Group's management and the opportunity to review the OptiCare Group's facilities and business plan. Such Warrant Recipient has also had an opportunity to ask questions of officers of the Company, which questions were answered to its satisfaction. Such Warrant Recipient acknowledges that it has had an opportunity to conduct its own independent due diligence investigation of the OptiCare Group.

         4.6 AUTHORIZATION. This Agreement, when executed and delivered by such Warrant Recipient, will constitute valid and legally binding obligations of such Warrant Recipient, enforceable in accordance with their respective terms, subject to (i) laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief, or other equitable remedies. Such Warrant Recipient, if not a natural person, has full corporate or partnership, as the case may be, power and authority to enter into and to perform its obligations under this Agreement in accordance with its terms. Such Warrant Recipient represents that it has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Company.

         4.7 INVESTOR QUALIFICATION. Such Warrant Recipient (i) is an "accredited investor" as defined in Rule 501 of Regulation D adopted under the Securities Act, (ii) has adequate means of providing for its current needs,
(iii) has no need for  liquidity in its  investment  in the Class A Shares,  and
(iv) is able to bear the economic risk of losing its entire investment in Class A Shares. Such Warrant Recipient has its principal office (or, in the case of an individual, his residence) in the state set forth in Schedule A hereto.


                                    SECTION 5

                              CONDITIONS TO CLOSING
                              ---------------------

         The Company's obligation to issue the Warrants at the Closing is, at the option of the Company, subject to the fulfillment on or prior to the Closing Date of the following conditions:

         5.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties made by each Warrant Recipient in Section 4 of this Agreement shall have been true and correct when made, and shall be true and correct as of the Closing Date.

         5.2 BLUE SKY LAW. The Company shall have obtained all necessary blue sky law permits and qualifications, or secured exemptions therefrom, required by any state for the issuance of the Warrants, for offer and sale of the Class B Shares, and for the issuance of the Conversion Stock upon conversion of the Class B Shares.

         5.3 NO LITIGATION. No action, suit or other proceeding shall be pending or threatened before any court, tribunal, or governmental authority seeking or threatening to restrain or prohibit the consummation of the transactions contemplated hereby, or seeking to obtain substantial damages in respect thereof or which would otherwise materially and adversely affect the Company, its business, assets, prospects or financial condition.

         5.4 STOCKHOLDERS AGREEMENT. The Company, each Warrant Recipient, and the holders (including BCBS) of at least sixty-six and two-thirds percent (66 2/3%) of the voting stock of the Company shall have entered into the Amended and Restated Stockholders Agreement.

         5.5 STOCK PURCHASE AGREEMENT. The Company, Oxford and the other parties thereto shall have entered into the Stock Purchase Agreement and the Company shall have issued shares of its Class A Convertible Preferred Stock, par value $.01 per share, to Oxford and such other parties as contemplated thereby.

         5.6 ACKNOWLEDGMENT OF RECEIPT OF CONSIDERATION. Each Warrant Recipient shall have delivered to the Company a certificate, in form and substance satisfactory to counsel for the Company, acknowledging its receipt of the consideration described in the WHEREAS clauses hereof.


                                    SECTION 6

                               GENERAL PROVISIONS
                               ------------------

         6.1 GOVERNING LAW. This Agreement shall be governed by and construed according to the laws of the State of Connecticut.

         6.2 SUCCESSORS AND ASSIGNS; THIRD PARTY BENEFICIARIES. Except as otherwise expressly limited herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors (including successor trustees, in the case of a trustee), assigns, heirs, executors, and administrators of the parties hereto. Nothing in this Agreement, expressed or implied, is intended to confer upon any party other than the parties hereto and their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

         6.3 ENTIRE AGREEMENT; AMENDMENT AND WAIVER. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and supersedes all prior agreements among the parties. Any term of this Agreement may be amended, and the observance of any term hereof may be waived (either generally or in a particular instance) only with the written consent of each of the Warrant Recipients and the written consent of the Company.

         6.4 SURVIVAL. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by the Warrant Recipients and the closing of the transactions contemplated hereby for one year.

         6.5 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be (i) mailed by registered or certified mail, postage prepaid, (ii) delivered by reliable overnight courier service, or (iii) otherwise delivered by hand or by messenger, addressed (A) if to a Warrant Recipient, to such Warrant Recipient's address set forth on the Schedule of Warrant Recipients, or at such other address as such Warrant Recipient shall have furnished to the Company in writing or (B) if to the Company, to OptiCare Eye Health Centers, Inc., 87 Grandview Avenue, Waterbury, Connecticut 06708, Attention: President, or at such other address as the Company shall have furnished to the Warrant Recipients in writing.

         6.6 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power, or remedy accruing to any party upon any breach or default under this Agreement, shall be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any of the parties, shall be cumulative and not alternative.

         6.7 REFERENCES. Unless the context otherwise requires, any reference to a "Section" refers to a section of this Agreement. Any reference to "this Section" refers to the whole number section in which such reference is contained.

         6.8 SEVERABILITY. If any provision of this Agreement is held to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms. The court in its discretion may substitute for the excluded provision an enforceable provision which in economic substance reasonably approximates the excluded provision.

         6.9 PRONOUNS. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

         6.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which, when taken together, shall constitute one instrument.

         6.11 REMEDIES. The parties to this Agreement acknowledge and agree that a breach of any of the covenants of the Company or the Warrant Recipients set forth in this Agreement may not be compensable by payment of money damages and, therefore, that the covenants of the foregoing parties set forth in this Agreement may be enforced in equity by a decree requiring specific performance.

         6.12 CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings unless the context otherwise required:

                  (i) "PERSON" means any individual, corporation, general or limited partnership, limited liability company, firm, joint venture, association, enterprise, joint stock company, trust, unincorporated organization or other entity; and

                  (ii) "SUBSIDIARY" shall mean any Person as to which the Company, directly or indirectly, owns or has the power to vote, or to exercise a controlling influence with respect to, fifty percent (50%) or more of the securities of any class of such person, the holders of which class are entitled to vote for the election of directors (or persons performing similar functions) of such person.


                                    SECTION 7

                                   TERMINATION
                                   -----------

         7.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing:

                  (a) by mutual consent of the majority of the Warrant Recipients and the Company;

                  (b) by either the Company or the majority of the Warrant Recipients if the Closing shall not have occurred by October 31, 1997.

         7.2 EFFECT OF TERMINATION. If this Agreement shall be terminated pursuant to Section 7.1, all obligations, representations and warranties of the parties hereto under this Agreement shall terminate and there shall be no liability, except for any breach of this Agreement prior to such termination, of any party to another party.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first set forth above.

                         OPTICARE EYE HEALTH CENTERS, INC.


                         By: /s/ Dean Yimoyines
                            -----------------------------------
                            Name:
                            Title:


                         OXFORD HEALTH PLANS, INC.


                         By: /s/ Jeffery H. Boyd
                            -----------------------------------
                            Name:   Jeffery H. Boyd
                            Title:  General Counsel and Executive Vice President


                         ANTHEM HEALTH PLANS, INC.


                         By: /s/ Carl J. Maleri
                            -----------------------------------
                            Name:   Carl J. Maleri
                            Title:  Senior Vice President, Health Delivery
                                    Systems


                          /s/ Fred Nazem
                         --------------------------------------
                              Fred Nazem


                          /s/ Richard Racine
                         --------------------------------------
                              Richard Racine


                          /s/ Philip Barak
                         --------------------------------------
                              Philip Barak

                                                                      SCHEDULE A
                                                                      ----------


                         SCHEDULE OF WARRANT RECIPIENTS

Warrant Recipient's                                  No. of Series B Shares
Name and Address                                      Subject to Warrants
-------------------                                  ----------------------

Oxford Health Plans, Inc.                                    28,758
800 Connecticut Avenue
4th Floor West
Norwalk, CT
Attention:  Jeffrey Boyd, Esq.

Anthem Health Plans, Inc.                                    12,353
370 Basset Road
North Haven, CT 06473
Attention:  Peter Thorkelson, Esq.

Fred Nazem                                                   16,924
c/o Nazem & Company
645 Madison Avenue
12th Floor
New York, NY 10022

Richard Racine                                                1,991
c/o Nazem & Company
645 Madison Avenue
12th Floor
New York, NY 10022

Philip Barak                                                    996
c/o Nazem & Company
645 Madison Avenue
12th Floor
New York, NY 10022


                                                             ------
TOTAL                                                        61,022